Exhibit 23.9

CONSENT OF HAROLD R. ROBERTS

The undersigned hereby consents to:

(i)
the filing of the written disclosure regarding the “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A." dated October 27, 2016 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182 and 333-194900), and any amendments thereto (the “S-8s”); and

(iv)	the use of my name in the 10-K, the S-3, and the S-8s.

/s/ Harold R. Roberts
Harold R. Roberts, P.E.,
Executive Vice President and Chief Operating Officer of Energy Fuels Inc.

Date: March 9, 2018